                             EXHIBIT 21
Subsidiaries of the Registrant

As of February 24, 2026, following please find a list of Revvity, Inc. (the “Ultimate Parent”) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Ultimate Parent or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
1.	Revvity, Inc.	Massachusetts	N/A
2.	2Cure, LLC	California	BioLegend, Inc.
3.	BioLegend CNS, Inc.	California	BioLegend, Inc.
4.	BioLegend, Inc.	California	Revvity, Inc.
5.	BioLegend Ventures, LLC	California	BioLegend, Inc.
6.	Cambridge Research & Instrumentation, Inc.	Delaware	Revvity Health Sciences, Inc.
7.	Dharmacon, Inc.	Delaware	Revvity Holdings, Inc.
8.	Horizon Discovery, Inc.	Delaware	Revvity Discovery Limited
9.	Oxford Immunotec USA, Inc.	Delaware	Oxford Immunotec Limited
10.	Qognit, Inc.	Delaware	BioLegend, Inc.
11.	Revvity Argentina Holdings, LLC	Delaware	Revvity Holdings, Inc.
12.	Revvity Diagnostics Holdings, Inc.	Delaware	Revvity Holdings, Inc.
13.	Revvity Global Diagnostics, Inc.	Delaware	Revvity Holdings, Inc.
14.	Revvity Health Sciences, Inc.	Delaware	Revvity Holdings, Inc.
15.	Revvity PAC, Inc.	Delaware	Revvity, Inc.
16.	Revvity Signals Software, Inc.	Delaware	Revvity Holdings, Inc.
17.	Sage Labs, LLC	Delaware	Dharmacon, Inc.
18.	ViaCord, LLC	Delaware	Revvity Diagnostics Holdings, Inc.
19.	VisEn Medical Inc.	Delaware	Revvity Health Sciences, Inc.
20.	Xenogen Corporation	Delaware	Revvity Health Sciences, Inc.
21.	Omni International, Inc.	Georgia	Revvity Holdings, Inc.
22.	NovaScreen Biosciences Corporation	Maryland	Revvity Health Sciences, Inc.
23.	Immunetics, Inc.	Massachusetts	Oxford Immunotec USA, Inc.
24.	Revvity Gene Delivery, Inc.	Massachusetts	Revvity Holdings, Inc.
25.	Revvity Holdings, Inc.	Massachusetts	Revvity, Inc.
26.	OZ Systems USA, LLC	Nevada	Optimization Zorn Corporation
27.	EUROIMMUN US, Inc.	New Jersey	Revvity Diagnostics Holdings, Inc.
28.	EUROIMMUN US Real Estate LLC	New Jersey	EUROIMMUN US, Inc.
29.	Revvity Omics, Inc.	Pennsylvania	Revvity Diagnostics Holdings, Inc.
30.	Optimization Zorn Corporation	Texas	Revvity Diagnostics Holdings, Inc.
31.	Revvity Automotive Research, Inc.	Texas	Revvity Holdings, Inc.
32.	Revvity Pty. Ltd.	Australia	Revvity Holdings, Inc.
33.	Horizon Genomics GmbH	Austria	Horizon Discovery Group Ltd.
34.	Revvity VertriebsgmbH	Austria	Wellesley B.V.
35.	ACD Labs LLC	Belarus	Advanced Chemistry Development Inc.
36.	Immunodiagnostic Systems SA	Belgium	Immunodiagnostic Systems Holdings Limited
37.	Revvity BV	Belgium	Revvity International Holdings [1]
38.	EUROIMMUN Brasil Medicina Diagnostica Ltda.	Brazil	EUROIMMUN Medizinische Labordiagnostika AG [2]
39.	Revvity do Brasil Ltda.	Brazil	Revvity Holdings, Inc. [3]
40.	Advanced Chemistry Development Inc.	Canada	Revvity Signals Software, Inc.
41.	EUROIMMUN Medical Diagnostics Canada Inc.	Canada	EUROIMMUN Medizinische Labordiagnostika AG
42.	Revvity Health Sciences Canada, Inc.	Canada	Revvity International Holdings
43.	Beijing OUMENG Biotechnology Co., Ltd.	China	EUROIMMUN Medizinische Labordiagnostika AG
44.	BioLegend China (Beijing) Ltd.	China	BioLegend, Inc.
45.	BioLegend (Shenzhen) Ltd.	China	BioLegend China (Beijing) Ltd.
46.	EUROIMMUN (Hangzhou) Medical Laboratory Diagnostics Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
47.	EUROIMMUN Medical Diagnostics (China) Co., Ltd.	China	EUROIMMUN Medizinische Labordiagnostika AG
48.	EUROIMMUN (Tianjin) Medical Diagnostic Technology Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
49.	Guangzhou EUROIMMUN Medical Diagnostic Products Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
50.	Hangzhou EUROIMMUN Medical Diagnostic Products Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
51.	Oxford Immunotec (Shanghai) Medical Device Co. Ltd.	China	Oxford Immunotec Asia Ltd.
52.	Revvity Biomed (Shanghai) Co., Ltd.	China	Revvity IVD Pte Ltd.
53.	Revvity Medical Laboratory (Suzhou) Co., Ltd.	China	Suzhou Sym-Bio Lifescience Co., Ltd. (70%) [4]
54.	Revvity (Shanghai) Private Equity Fund Management Co., Ltd.	China	Revvity Singapore Pte Ltd.
55.	Shanghai Haoyuan Biotech Co., Ltd.	China	Revvity Holding Luxembourg S.à r.l.
56.	Suzhou Sym-Bio Lifescience Co., Ltd.	China	Revvity Biomed (Shanghai) Co., Ltd. (75%) [5]
57.	Revvity Danmark A/S	Denmark	Wallac Oy
58.	Revvity Finland Oy	Finland	Wallac Oy
59.	Revvity Omics Finland Oy	Finland	Revvity Holdings, Inc.
60.	Revvity Oy	Finland	Revvity (UK) Holdings Ltd.
61.	Suomen Bioanalytiikka Oy	Finland	Immunodiagnostic Systems Limited
62.	Wallac Oy	Finland	Revvity Oy
63.	Wallac Holdings Oy	Finland	Revvity Global Diagnostics, Inc.
64.	Bio Evolution SAS	France	EUROIMMUN France SAS
65.	BioLegend France SAS	France	BioLegend, Inc.
66.	Cisbio Bioassays SAS	France	Revvity SAS
67.	EUROIMMUN France SAS	France	EUROIMMUN Medizinische Labordiagnostika AG
68.	ImmunoDiagnostic Systems France SAS	France	Immunodiagnostic Systems Holdings Limited
69.	Revvity SAS	France	Revvity Nederland B.V.
70.	Advanced Chemistry Development Germany GmbH	Germany	Advanced Chemistry Development Inc.
71.	BioLegend GmbH	Germany	BioLegend, Inc.
72.	Boulder Diagnostics Europe GmbH	Germany	Oxford Immunotec Limited
73.	EUROIMMUN Medizinische Labordiagnostika AG	Germany	Revvity Germany Diagnostics GmbH
74.	IDS Immunodiagnostic Systems Deutschland GmbH	Germany	Immunodiagnostic Systems Limited
75.	Revvity Cellular Technologies GmbH	Germany	Revvity (Germany) GmbH
76.	Revvity chemagen Technologie GmbH	Germany	Revvity Cellular Technologies GmbH
77.	Revvity Gene Delivery GmbH	Germany	Revvity Germany Diagnostics GmbH
78.	Revvity Germany Diagnostics GmbH	Germany	Revvity Global Diagnostics, Inc.
79.	Revvity (Germany) GmbH	Germany	Revvity Germany Diagnostics GmbH
80.	Oxford Immunotec Asia Ltd.	Hong Kong	Oxford Immunotec Limited
81.	Revvity (Hong Kong) Ltd.	Hong Kong	Revvity Holdings, Inc.
82.	Biosense Technologies Pvt Ltd.	India	Tulip Diagnostics Pvt Ltd. [6]
83.	Orchid Biomedical Systems Pvt Ltd.	India	Tulip Diagnostics Pvt Ltd. [7]
84.	Prisms India Private Ltd.	India	Revvity Healthcare (India) Pvt Ltd. [8]
85.	Revvity Healthcare (India) Pvt Ltd.	India	Revvity Singapore Pte Ltd. [9]
86.	Revvity Health Sciences Pvt Ltd.	India	Revvity IVD Pte Ltd. (91%) [10]
87.	Tulip Diagnostics Pvt Ltd.	India	Revvity Holding Luxembourg S.à r.l. [11]
88.	PT Tulip Diagnostics Indonesia	Indonesia	Tulip Diagnostics Pvt Ltd. [12]
89.	Revvity (Ireland) Ltd.	Ireland	Wellesley B.V.
90.	DIA.Metra S.R.L.	Italy	Immunodiagnostic Systems Limited
91.	EUROIMMUN Italia Diagnostica Medica S.r.l.	Italy	EUROIMMUN Medizinische Labordiagnostika AG
92.	Revvity Italia SpA	Italy	Wellesley B.V.
93.	BioLegend Japan, KK	Japan	BioLegend, Inc.
94.	EUROIMMUN Japan Co. Ltd.	Japan	EUROIMMUN Medizinische Labordiagnostika AG
95.	Horizon Discovery KK	Japan	Horizon Discovery Group Ltd.
96.	Oxford Immunotec KK	Japan	Oxford Immunotec Limited
97.	Revvity Japan Co. Ltd.	Japan	Revvity International Holdings (97%) [13]
98.	Revvity Korea, Ltd.	Korea	Revvity Holdings, Inc.
99.	ACD Labs Vilnius UAB	Lithuania	Advanced Chemistry Development Inc.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
100.	Revvity Global Holdings S.à r.l.	Luxembourg	Revvity Holdings, Inc.
101.	Revvity Holding Luxembourg S.à r.l.	Luxembourg	Revvity Global Holdings S.à r.l.
102.	Inochem S.A. de C. V.	Mexico	Revvity de Mexico, S.A. [14]
103.	Revvity de Mexico, S.A.	Mexico	Revvity Holdings, Inc. [15]
104.	BioLegend Europe B.V.	Netherlands	BioLegend, Inc.
105.	Revvity Health Sciences B.V.	Netherlands	Revvity International Holdings
106.	Revvity Nederland B.V.	Netherlands	Wellesley B.V.
107.	Wellesley B.V.	Netherlands	Revvity Holdings, Inc.
108.	Revvity Norge AS	Norway	Wallac Oy
109.	Revvity Philippines, Inc.	Philippines	Revvity Holdings, Inc.
110.	EUROIMMUN Polska Sp. z o.o.	Poland	EUROIMMUN Medizinische Labordiagnostika AG
111.	Revvity Polska Sp. z o.o.	Poland	Wellesley B.V.
112.	ACD Development Unipessoal Lda Portugal	Portugal	Advanced Chemistry Development Inc.
113.	EUROIMMUN Portugal, Unipessoal Lda.	Portugal	EUROIMMUN Medizinische Labordiagnostika AG
114.	EUROIMMUN (South East Asia) Pte Ltd.	Singapore	EUROIMMUN Medizinische Labordiagnostika AG
115.	Revvity IVD Pte Ltd.	Singapore	Wallac Oy
116.	Revvity Singapore Pte Ltd.	Singapore	Revvity Holdings, Inc.
117.	Singapore Biosciences Pte Ltd.	Singapore	Tulip Diagnostics Pvt Ltd.
118.	EUROIMMUN Medical Laboratory Diagnostics South Africa (Pty) Ltd.	South Africa	EUROIMMUN Medizinische Labordiagnostika AG
119.	EUROIMMUN Diagnostics España, S.L.	Spain	EUROIMMUN Medizinische Labordiagnostika AG
120.	Integromics, S.L.	Spain	Revvity España, S.L.
121.	Revvity España, S.L.	Spain	Wellesley B.V.
122.	Revvity Omics Sweden AB	Sweden	Revvity Holding Luxembourg S.à r.l.
123.	Revvity Sverige AB	Sweden	Wallac Oy
124.	Vanadis Diagnostics AB	Sweden	Revvity Omics Sweden AB
125.	EUROIMMUN Schweiz AG	Switzerland	EUROIMMUN Medizinische Labordiagnostika AG
126.	Revvity (Schweiz) AG	Switzerland	Wellesley B.V.
127.	BioLegend Taiwan, Ltd.	Taiwan	BioLegend, Inc.
128.	Revvity Ltd.	Thailand	Revvity, Inc. [16]
129.	EUROIMMUN Turkey Tibbi Laboratuar Teşhisleri A.Ş.	Turkey	EUROIMMUN Medizinische Labordiagnostika AG [17]
130.	Revvity Health Sciences FZ-LLC	United Arab Emirates	Revvity Holdings, Inc.
131.	Advanced Chemistry Development UK Ltd.	United Kingdom	Advanced Chemistry Development Inc.
132.	BioLegend UK, Ltd.	United Kingdom	BioLegend, Inc.
133.	EUROIMMUN UK Ltd.	United Kingdom	EUROIMMUN Medizinische Labordiagnostika AG
134.	Horizon Discovery Biosciences Limited	United Kingdom	Revvity Discovery Limited
135.	Horizon Discovery Group Ltd.	United Kingdom	Revvity (UK) Holdings Ltd.
136.	Immunodiagnostic Systems Holdings Limited	United Kingdom	Revvity (UK) Holdings Ltd.
137.	Immunodiagnostic Systems Limited	United Kingdom	Immunodiagnostic Systems Holdings Limited
138.	Oxford Immunotec Global Limited	United Kingdom	Revvity (UK) Holdings Ltd.
139.	Oxford Immunotec Limited	United Kingdom	Oxford Immunotec Global Limited
140.	Revvity Discovery Limited	United Kingdom	Horizon Discovery Group Ltd.
141.	Revvity International Holdings	United Kingdom	Revvity Health Sciences, Inc.
142.	Revvity Ltd.	United Kingdom	Revvity (UK) Holdings Ltd.
143.	Revvity (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
144.	Revvity (UK) Ltd.	United Kingdom	Revvity (UK) Holdings Ltd.

_______________________________

[1] Revvity, Inc. owns a de minimus share.
[2 ] Revvity Holdings, Inc. owns a de minimus share.
[3] Revvity Health Sciences, Inc. owns a de minimus share.
[4] Shanghai Sai Ke Si Medical Technology L.P. owns 30%.
[5] Wallac Oy owns 25%.

[6] Individual shareholder owns a de minimus share.
[7] Individual shareholder owns 1%.
[8] Individual shareholder owns a de minimus share.
[9] Wellesley B.V. owns a de minimus share.
[10] Surendra Genetic Laboratory & Research Centre Pvt Ltd. owns 9%.
[11] Individual shareholder owns a de minimus share.
[12] Individual shareholder owns a de minimus share.
[13] Wallac Oy owns 3%.
[14] EUROIMMUN Medizinische Labordiagnostika AG owns 1%.
[15] Revvity, Inc. owns a de minimus share.
[16] Revvity Holdings, Inc. and Revvity Health Sciences, Inc. each own a de minimus share.
[17] Individual shareholders own de minimus shares.